UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: June 29, 2010

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On June 29, 2010, NovaBay Pharmaceuticals, Inc., a California corporation (“NovaBay California”), changed its state of incorporation from California to Delaware through a merger with and into NovaBay Pharmaceuticals, Inc., a Delaware corporation established for such purpose (the “Company”).  The merger agreement relating to the reincorporation was approved by the requisite vote of shareholders at NovaBay California’s Annual Meeting of Shareholders on June 16, 2010.  Other than the change in the state of incorporation, the reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.  In addition, upon the effectiveness of the reincorporation, the Board of Directors of the Company consisted of those persons elected to the current Board of Directors of NovaBay California, who will continue to serve for the term of their respective elections to the Board, and the individuals who served as executive officers of NovaBay California immediately prior to the reincorporation will continue to serve as executive officers of the Company.  Furthermore, the Company’s common stock will continue to trade on the NYSE Amex.

The reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in NovaBay California.  Shareholders are not required to undertake any exchange of NovaBay California’s shares, as shares in NovaBay California, par value $0.01 per share, are deemed to represent an equal number of shares in the Company, par value $0.01 per share.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to NovaBay California, are deemed to be registered under Section 12(b) of the Exchange Act.

As of June 29, 2010, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively.  The Certificate of Incorporation and Bylaws of the Company include certain provisions which are required by the DGCL and may alter the rights of stockholders and powers of management.  For a description and discussion of these changes, please refer to NovaBay California’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2010, and definitive additional materials filed with the Securities and Exchange Commission on May 18, 2010.

Description of Capital Stock

The Company’s authorized capital stock consists of 65,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of the Company’s certificate of incorporation and bylaws affecting the rights of holders of the Company’s capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the Company’s certificate of incorporation and the bylaws filed as exhibits hereto.

Common stock

Dividend rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of the Company’s common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  The Company’s certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. The Company’s certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights.    The Company’s common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of any series of the Company’s preferred stock that the Company may designate and issue in the future.

Right to receive liquidation distributions.    Upon dissolution, liquidation or winding-up of the Company, the assets legally available for distribution to the Company’s stockholders are distributable ratably among the holders of the Company’s common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully paid and nonassessable.    All of the Company’s outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

The Company’s board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. The Company’s board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the Company’s stockholders. The Company’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of the Company and may adversely affect the market price of the Company’s common stock and the voting and other rights of the holders of common stock.

Warrants

As of June 29, 2010, the Company had warrants outstanding to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $4.00 per share and with an expiration date of April 1, 2012, warrants outstanding to purchase an aggregate of 350,000 shares of the Company’s common stock at an exercise price of $4.00 per share and with an expiration date of October 31, 2010, and warrants outstanding to purchase an aggregate of 1,225,000 shares of the Company’s common stock at an exercise price of $2.75 per share and with an expiration date of August 21, 2014.

Anti-takeover effects of provisions of the Company’s certificate of incorporation, the Company’s bylaws and Delaware law

Certificate of incorporation and bylaws to be in effect upon the completion of this offering

The Company’s certificate of incorporation provides for the board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of the Company’s stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because the Company’s stockholders do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the Company’s directors. The Company’s board of directors will be able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. The Company’s certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, the Company’s bylaws also include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting. The Company’s certificate of incorporation provides for the ability of the board of directors to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of the Company’s common stock. The Company’s certificate of incorporation and bylaws also provides that approval of at least 66 2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal the Company’s bylaws, or repeal the provisions of the Company’s certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for the Company’s existing stockholders to replace the Company’s board of directors, as well as for another party to obtain control of the Company by replacing the Company’s board of directors.  In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company does not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation
3.2	Bylaws of NovaBay Pharmaceuticals, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: June 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation
3.2	Bylaws of NovaBay Pharmaceuticals, Inc., a Delaware corporation